Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Fidelity Aberdeen Street Trust of our report dated May 14, 2025, relating to the financial statements and financial highlights of Fidelity Sustainable Target Date 2010 Fund, Fidelity Sustainable Target Date 2015 Fund, Fidelity Sustainable Target Date 2020 Fund, Fidelity Sustainable Target Date 2025 Fund, Fidelity Sustainable Target Date 2030 Fund, Fidelity Sustainable Target Date 2035 Fund, Fidelity Sustainable Target Date 2040 Fund, Fidelity Sustainable Target Date 2045 Fund, Fidelity Sustainable Target Date 2050 Fund, Fidelity Sustainable Target Date 2055 Fund, Fidelity Sustainable Target Date 2060 Fund, Fidelity Sustainable Target Date 2065 Fund, Fidelity Sustainable Target Date 2070 Fund, and Fidelity Sustainable Target Date Income Fund, which appears in Fidelity Aberdeen Street Trust’s Certified Shareholder Report on Form N-CSR for the year ended March 31, 2025. We also consent to the references to us under the headings: “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 21, 2025